Exhibit 99.1

California Water Service Group Reports First Quarter 2025 Results

SAN JOSE, Calif., May 1, 2025 (GLOBE NEWSWIRE) -- California Water Service Group (“Group” or “Company,” NYSE: CWT), a leading publicly traded water utility serving California, Hawaii, New Mexico, Washington, and Texas, today reported financial results for the first quarter 2025.

Financial highlights included:

•	The inclusion of both GAAP and non-GAAP financial measures for 2024 to assist investors in comparing 2024 and 2025 performance.

•	Net income attributable to Group of $13.3 million, or $0.22 per diluted share, a decrease of $56.6 million and $0.99 per share, respectively, compared to the same period in the prior year. However, Q1 2025 net income and diluted earnings per share increased by $9.2 million and $0.15, respectively, compared to Q1 2024 non-GAAP net income of $4.1 million and diluted earnings per share of $0.07.

•	Operating revenue of $204.0 million, a decrease of $66.7 million compared to Q1 2024. However, operating revenue increased by $23.5 million compared to the non-GAAP operating revenue of $180.5 million for Q1 2024.

As a result of the delayed 2021 California GRC decision, interim rate relief related to 2023, including revenue of $90.3 million and net income of $65.8 million, or $1.14 per share, was recorded in Q1 2024. Non-GAAP financial measures adjust for the impact of 2023 interim rate relief on 2024 results. For more information on these non-GAAP financial measures, see the reconciliation of results and related explanations under “Non-GAAP Financial Measures” below.

Other Highlights included:

•	Continued on-time progress on the 2024 California General Rate Case and Infrastructure Improvement Plan (2024 California GRC).

•	Declaration of the 321st consecutive quarterly dividend in the amount of $0.30 per share.

Chairman and Chief Executive Officer Martin A. Kropelnicki commented, “We are pleased with our strong start to 2025, which reflects our ongoing commitment to operating efficiently while continuing to deliver safe, reliable water service to our customers. As we progress through the year, we remain focused on achieving a timely and constructive resolution to our 2024 California GRC, which is critical to supporting infrastructure investment and long-term service reliability. From a macroeconomic standpoint, we believe our consistent performance, predictable results through rate base growth, and strong dividend program offer an attractive value proposition to drive long-term shareholder value.”

Q1 2025 Financial Results

The Company encourages stockholders and other interested parties to assess first quarter 2025 results as compared to first quarter 2024 results factoring in the significant benefit of 2023 interim rate relief from the delayed 2021 California GRC decision as discussed below.

•	Q1 2025 operating revenue was $204.0 million compared to $270.7 million in Q1 2024, a decrease of $66.7 million. Compared to Q1 2024 non-GAAP revenue of $180.5 million, Q1 2025 revenue increased $23.5 million.

◦	Customer rate changes and increased usage added $23.0 million in new revenue.
◦	Adoption of the 2021 California GRC decision in Q1 2024 added $90.3 million of revenue related to 2023 interim rate relief that did not recur in Q1 2025.

•	Q1 2025 operating expenses were $181.6 million compared to $192.9 million in Q1 2024, a decrease of $11.3 million.

◦	Water production costs decreased by $1.2 million to $63.0 million.

•	Incremental Cost Balancing Account (ICBA) expense decreased $9.3 million.
•	Increased usage and higher wholesale water rates partially offset ICBA expense decrease by $8.1 million.

◦	Depreciation and amortization expense increased $3.1 million to $36.0 million due to new utility plant placed in service.
◦	Income tax expenses decreased $14.5 million to $1.0 million primarily due to the decrease in pre-tax income.

Liquidity, Financing, and Capital Investment

As of March 31, 2025, Group’s cash and cash equivalents were $90.1 million, of which $45.7 million was restricted. Group had additional short-term borrowing capacity of $315 million, subject to meeting the borrowing conditions on its Group and Group subsidiary, California Water Service (Cal Water), lines of credit.

Group capital investments during the quarter ended March 31, 2025, were $110.1 million, slightly ahead of the same period last year.

California Regulatory Activity

2024 General Rate Case and Infrastructure Improvement Plan

On July 8, 2024, Cal Water submitted the 2024 California GRC that included Infrastructure Improvement Plans for 2025-2027. Cal Water proposes to invest more than $1.6 billion in its districts from 2025-2027 to support its ability to provide a reliable supply of high-quality water and enhance system sustainability. In its application, Cal Water proposes to adjust rates to increase total revenue by $140.6 million, or 17.1%, in 2026; $74.2 million, or 7.7%, in 2027; and $83.6 million, or 8.1%, in 2028. Importantly, the application also proposes a Low-Use Water Equity Program that would decouple revenue from water sales to assist low-water-using, lower-income customers.

The triennial rate filing, which was initiated in July 2024, is an approximately 18-month review process leading to a final California Public Utilities Commission (CPUC) decision.

The 2024 California GRC is progressing on schedule. California Public Advocates (Cal PA) issued its report, Cal Water provided rebuttal testimony, and, in April, settlement discussions took place. Although Cal Water was unable to reach a global settlement with Cal PA, it is currently developing a list of undisputed items to narrow the focus of evidentiary hearings, which are expected to occur in May 2025.

Escalation Increase Requests

As a part of the 2021 California GRC decision, Cal Water was authorized to request annual escalation rate increases for 2025 for those districts that passed the CPUC’s earnings test. In November of 2024, Cal Water requested 2025 escalation rate increases for 18 of its regulated districts. The increase in annual adopted gross revenue associated with the November 2024 filing was $27.2 million. The new rates were approved by the CPUC and subsequently implemented on January 1, 2025.

Palos Verdes Peninsula Water Reliability Project

On January 30, 2025, a final decision was issued approving Cal Water’s request to include $14.2 million of incremental capital costs in rate base and for a temporary surcharge to recover $3.8 million of carrying costs tracked in its Palos Verdes Pipeline Memorandum Account. New base rates were implemented on February 1, 2025, and new surcharges were implemented on April 1, 2025.

California Drought Memorandum Account (DRMA)

On January 30, 2025, a final decision was issued that approved Cal Water’s request to recover $1.4 million of incremental costs tracked in the DRMA. New surcharges were implemented on April 1, 2025.

Other Regulatory Matters

Hawaii Water Service – 2024 Ka’anapali General Rate Case (2024 Ka’anapali GRC)

During the first quarter of 2025, a settlement was reached in the 2024 Ka’anapali GRC between Hawaii Water Service and the Hawaii Division of Consumer Advocacy. The settlement calls for a total test year revenue requirement of $7.5 million, representing an increase over the $6.4 million previously approved, on rate base of $13.4 million. The settlement agreement was filed with the Hawaii Public Utilities Commission (HPUC) and was approved on April 7, 2025. The rate change is expected to be effective in May 2025.

Dividend

The Group Board of Directors declared the 321st consecutive quarterly dividend in the amount of $0.30 per common share, which, including a special one-time dividend of $0.04 declared in January 2025, is expected to yield an annual dividend of $1.24 per common share. The Company has increased its dividend for 58 consecutive years and has a five-year compound annual dividend growth rate of 7.7%.

For additional details, please see Form 10-Q which will be available at https://www.calwatergroup.com/investors/financials-filings-reports/sec-filings

Quarterly Earnings Teleconference

All stockholders and interested investors are invited to attend the conference call on Thursday, May 1, 2025, at 8 a.m. PT/11 a.m. ET by dialing 1-800-715-9871 or 1-646-307-1963 and keying in ID# 7963586, or accessing the live audio webcast at https://edge.media-server.com/mmc/p/ucroi7t4. Please join at least 15 minutes in advance to ensure a timely connection to the call. A replay of the call will be available from 2:00 p.m. ET on Thursday, May 1, 2025, through Monday, June 30, 2025, at 1-800-770-2030 or 1-609-800-9909 and key in ID# 7963586, or by accessing the webcast above. The call will be hosted by Chairman, President and Chief Executive Officer Martin A. Kropelnicki, and Senior Vice President, Chief Financial Officer and Treasurer James P. Lynch. Prior to the call, Cal Water will furnish a slide presentation on its website.

About California Water Service Group

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, as well as Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.1 million people in California, Hawaii, New Mexico, Washington, and Texas. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing Cal Water’s expected financial performance, investments in infrastructure projects, and expectations regarding Group’s plans and proposals pursuant to and progress of the 2024 GRC, annual dividend yield, and Hawaii Water Service rate increase. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include, but are not limited to: the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other matters, including with respect to the 2024 GRC; the impact of opposition to rate increases; our ability to recover costs; federal governmental and state regulatory commissions’ decisions, including decisions on proper disposition of property; changes in state regulatory commissions’ policies and procedures, such as the CPUC’s decision in 2020 to preclude companies from proposing fully decoupled WRAMs, which impacted the 2021 GRC Filing; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements, such as the United States Environmental Protection Agency’s (EPA) finalization of a National Primary Drinking Water Regulation establishing legally enforceable maximum contaminant levels (MCL) for six PFAS in drinking water in 2024; the impact of weather, climate change, natural disasters, including wildfires and landslides, and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales, and operating results and the adequacy of our emergency preparedness; electric power interruptions, especially as a result of public safety power shutoff programs; availability of water supplies; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; consequences of eminent domain actions relating to our water systems; our ability to renew leases to operate water systems owned by others on beneficial terms; increased risk of inverse condemnation losses as a result of the impact of weather, climate change, and natural disasters, including wildfires and landslides; housing and customer growth; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations geographically; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy and uncertainty regarding tariffs and other retaliatory trade measures, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts, and the prospect of a shutdown of the U.S. federal government; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued unbilled revenue; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance requirements; the impact of the evolving U.S. political environment that has led to, in some cases, legal challenges and uncertainty around the funding, functioning, and policy priorities of the U.S. federal regulatory agencies and the status of current and future regulations; and other risks and unforeseen events described in our Securities and Exchange Commission (“SEC”) filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the SEC. We are not under any obligation, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

James P. Lynch (408) 367-8200 (analysts)

Shannon Dean (408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)	March 31, 2025	December 31, 2024
ASSETS
Utility plant:
Utility plant	$5,498,140	$5,400,489
Less accumulated depreciation and amortization	(1,267,925)	(1,241,785)
Net utility plant	4,230,215	4,158,704
Current assets:
Cash and cash equivalents	44,460	50,121
Restricted cash	45,675	45,566
Receivables:
Customers, net	53,888	58,585
Regulatory balancing accounts	62,286	55,917
Other, net	32,818	33,976
Accrued and unbilled revenue, net	34,974	39,718
Materials and supplies	20,283	20,511
Taxes, prepaid expenses, and other assets	24,839	19,742
Total current assets	319,223	324,136
Other assets:
Regulatory assets	367,231	357,406
Goodwill	37,063	37,063
Other assets	304,019	302,974
Total other assets	708,313	697,443
TOTAL ASSETS	$5,257,751	$5,180,283
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $0.01 par value; 136,000 shares authorized, 59,570 and 59,484 outstanding on March 31, 2025 and December 31, 2024, respectively	$596	$595
Additional paid-in capital	967,689	966,975
Retained earnings	668,023	674,918
Accumulated other comprehensive loss	(7,063)	(7,217)
Noncontrolling interests	2,744	3,015
Total equity	1,631,989	1,638,286
Long-term debt, net	1,104,373	1,104,571
Total capitalization	2,736,362	2,742,857
Current liabilities:
Current maturities of long-term debt, net	72,445	72,422
Short-term borrowings	285,000	205,000
Accounts payable	141,295	167,533
Regulatory balancing accounts	19,109	22,648
Accrued other taxes	6,708	6,084
Accrued interest	19,829	8,406
Other accrued liabilities	59,698	56,271
Total current liabilities	604,084	538,364
Deferred income taxes	416,230	411,083
Regulatory liabilities	826,595	814,551
Pension	82,007	81,665
Advances for construction	202,423	202,614
Contributions in aid of construction	293,956	294,970
Other	96,094	94,179
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$5,257,751	$5,180,283

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Operating revenue	$203,973	$270,749
Operating expenses:
Operations:
Water production costs	62,991	64,185
Administrative and general	34,174	35,596
Other operations	28,836	26,925
Maintenance	7,668	8,010
Depreciation and amortization	35,956	32,844
Income tax expense	1,035	15,538
Property and other taxes	10,968	9,757
Total operating expenses	181,628	192,855
Net operating income	22,345	77,894
Other income and expenses:
Non-regulated revenue	5,081	5,098
Non-regulated expenses	(3,466)	(1,954)
Other components of net periodic benefit credit	4,800	3,273
Allowance for equity funds used during construction	1,797	1,742
Income tax expense on other income and expenses	(1,703)	(1,321)
Net other income	6,509	6,838
Interest expense:
Interest expense	16,509	15,800
Allowance for borrowed funds used during construction	(857)	(758)
Net interest expense	15,652	15,042
Net income	13,202	69,690
Net loss attributable to noncontrolling interests	(129)	(227)
Net income attributable to California Water Service Group	$13,331	$69,917
Earnings per share of common stock:
Basic	$0.22	$1.21
Diluted	$0.22	$1.21
Weighted average shares outstanding:
Basic	59,511	57,733
Diluted	59,566	57,774
Dividends per share of common stock	$0.34	$0.28

Non-GAAP Financial Measures

The Company’s revenue, net income, and diluted earnings per share are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and represent amounts reported on filings with the Securities and Exchange Commission. Adjusted revenue, net income, and diluted earnings per share are non-GAAP financial measures representing GAAP balances that, in this earnings release, are adjusted to exclude the effects of 2023 interim rate relief related to the delayed 2021 California GRC recorded by the Company in March 2024. These non-GAAP financial measures are provided as additional information for investors and analysts to better assess the Company’s 2025 financial performance as compared to 2024 without the impact of the 2023 interim rate relief on 2024 results. Management also uses these non-GAAP financial measures in evaluating the Company’s performance. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. Further, these non-GAAP financial measures should be considered as a supplement to the financial information prepared on a GAAP basis rather than an alternative to the respective GAAP measures.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions, except per share amounts)	2025	2024
Reported GAAP Revenue	$203,973	$270,749
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(90,266)
Adjusted Revenue (non-GAAP)	$203,973	$180,483

Reported GAAP Net Income	$13,331	$69,917
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(65,813)
Adjusted Net Income (non-GAAP)	$13,331	$4,104

Reported GAAP Diluted Earnings Per Share	$0.22	$1.21
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(1.14)
Adjusted Diluted Earnings Per Share (non-GAAP)	$0.22	$0.07